Exhibit 99.1

IXIA COMPLETES ACQUISITION OF ANUE SYSTEMS, INC.

Network Visibility Solutions Extend Ixia’s Reach into Production Networks

CALABASAS, CA, June 4, 2012 – Ixia (NASDAQ: XXIA), a leading, global provider of converged IP and wireless network test solutions, announced today that it has completed the previously announced acquisition of Anue Systems, Inc. (“Anue”), a leading developer of network visibility solutions.

“This strategic move extends Ixia’s leadership in validating next-generation networks and applications running over wireless access infrastructure, cloud environments, and converged data centers,” said Vic Alston, Ixia’s president and chief executive officer. “Anue’s solutions provide visibility into network traffic in real-time, enabling network operators and enterprises to quickly and effectively allocate resources for new services, new users, and new traffic patterns. This insight into network performance, scale, and resiliency allows network operators to ensure a higher quality of experience across their production networks.”

As applications increasingly run in large data centers and across mobile networks, service providers and large enterprises need better visibility into application performance. Traditional monitoring solutions cannot achieve the scale necessary to effectively handle the number of ports, high speeds, and increasing amount of traffic that needs to be analyzed.

Network visibility is quickly becoming an essential component of any network architecture design. It allows network managers to maximize the use of monitoring and analysis tools, and gives them otherwise unavailable visibility into how applications are performing. The combination of pre-deployment testing/validation with post-deployment monitoring of security, network services, and application performance provides a more complete solution to optimize and secure today’s data centers and networks.

Anue’s Net Tool Optimizer solution connects data center and cloud environments to network analysis tools, allowing network engineers to aggregate traffic from multiple network elements and optimally filter the traffic monitored by each analysis tool. With the Anue Net Tool Optimizer solution, IT resources are maximized, network troubleshooting is streamlined, and network monitoring capacity is expanded. Anue’s technology platform, coupled with Ixia’s strong market position, will create significant opportunity for Ixia to lead in the rapidly growing network visibility market.

About Ixia

Ixia provides the industry’s most comprehensive converged IP network validation and visibility solutions. Equipment manufacturers, service providers, enterprises, and government agencies use Ixia’s solutions to design, validate, and monitor a broad range of wired, Wi-Fi, and 3G/LTE equipment and networks. Ixia’s test solutions emulate realistic media-rich traffic and network conditions so that customers can optimize and validate the design, performance and security of their pre-deployment networks. Ixia’s intelligent network visibility platforms provide clarity into physical and virtual production networks for improved performance, security, resiliency and application delivery of cloud, data center and service provider networks. For more information, visit www.ixiacom.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding the acquisition of Anue and future financial performance. In some cases, such forward-looking statements can be identified by terms such as may, will, expect, plan, believe, estimate, predict or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include the risk that the anticipated benefits and synergies of the acquisition will not be realized, as well as those factors identified in our Annual Report on Form 10-K for the year ended December 31, 2011, and in our other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Ixia and the Ixia four-petal logo are registered trademarks or trademarks of Ixia. Other trademarks are the property of their respective owners.

Editorial Contact:

Kelly Dorsey

Director of Public Relations

818-444-2957

kdorsey@ixiacom.com

Investor Contact:

Maria Riley

The Blueshirt Group

Investor Relations

415-217-7722

maria@blueshirtgroup.com

Tom Miller

Chief Financial Officer

818-444-2325

tmiller@ixiacom.com